UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): May 9, 2023

INTEGRAL AD SCIENCE HOLDING CORP.

(Exact name of registrant as specified in its charter)

Delaware	001-40557	83-0731995
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

Not applicable[1]	Not applicable[1]
(Address of principal executive offices)	(Zip Code)

646 278-4871

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common stock, par value $0.001	IAS	The Nasdaq Stock Market LLC (Nasdaq Global Select Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

[1]	Any stockholder or other communication required to be sent to our principal executive offices may be directed to our mailing address: 99 Wall Street, #1950, New York, NY 10005.

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01. Other Events.

On May 9, 2023, Integral Ad Science Holding Corp. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with the selling shareholders named in Schedule I thereto (the “Selling Shareholders”) and Morgan Stanley & Co. LLC and Jefferies LLC, as representatives of the several underwriters named in Schedule II thereto (the “Underwriters”).

Pursuant to the terms of the Underwriting Agreement, the Selling Shareholders agreed to sell an aggregate of 10,000,000 shares (the “Firm Shares”) of the Company’s common stock, $0.001 par value per share (the “Common Stock”), to the Underwriters at a price per share of $14.40 (the “Offering”). In addition, the Selling Shareholders granted the Underwriters an option to purchase, for a period of 30 calendar days from May 9, 2023, up to an additional 1,500,000 shares of Common Stock (the “Option Shares” and, together with the Firm Shares, the “Shares”). The option with respect to the Option Shares was exercised in full by the Underwriters on May 11, 2023. The Company will not receive any proceeds from the sale of the Shares by the Selling Shareholders.

The Offering was registered under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to the Company’s automatic shelf registration statement on Form S-3 (File No. 333-271763) filed on May 9, 2023, as supplemented by free writing prospectus and a final prospectus supplement, each dated as of that same date. The Underwriting Agreement contains customary representations, warranties and covenants, customary conditions to closing, indemnification obligations of the Company, the Selling Shareholders and the Underwriters, including for liabilities under the Securities Act and other obligations of the parties and is not intended to provide any other factual information about the Company. The representations, warranties and covenants contained in the Underwriting Agreement were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to such agreement, and may be subject to limitations agreed upon by the contracting parties.

The Shares were delivered against payment therefor on May 12, 2023.

A copy of the Underwriting Agreement is attached as Exhibit 1.1 hereto and is incorporated herein by reference. The foregoing description of the material terms of the Underwriting Agreement does not purport to be complete and is qualified in its entirety by reference to such exhibit.

This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy the Company’s Common Stock and there shall not be any offer, solicitation or sale of securities mentioned in this Current Report on Form 8-K in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such any state or jurisdiction.

Certain information relating to Part II, Item 14 “Other Expenses of Issuance and Distribution” of the Registration Statement is filed as Exhibit 99.1 to this Current Report on Form 8- K.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description of Exhibit

1.1	Underwriting Agreement, dated May 9, 2023, by and among Integral Ad Science Holding Corp., the selling shareholders named therein and Morgan Stanley & Co. LLC and Jefferies LLC, as representatives to the several underwriters named therein.

99.1	Information relating to Part II, Item 14. “Other Expenses of Issuance and Distribution” of Integral Ad Science Holding Corp.’s automatic shelf registration statement on Form S-3 (File No. 333-271763).

104	Cover Page Interactive Data File – the cover page XBRL tags are embedded within the Inline XBRL document.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 12, 2023

INTEGRAL AD SCIENCE HOLDING CORP.

By:	/s/ Tania Secor
Name:	Tania Secor
Title:	Chief Financial Officer (Principal Financial Officer)